FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

              For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of
                     The Securities Exchange Act of 1934


                              Public Storage, Inc.
                             ----------------------
            (Exact name of registrant as specified in its charter)


          California                                   95-3551121
          ----------                                   ----------
   (State of incorporation                           (IRS Employer
       or organization)                            Identification No.)


    701 Western Avenue, Glendale, California            91201-2397
   --------------------------------------------         ----------
     (Address of principal executive offices)           (Zip Code)


   Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on which
     to be so registered                 each class is to be registered
   -------------------------------       ------------------------------

   Common Stock, par value               Pacific Stock Exchange
   $.10 per share                         Incorporated

   8.25% Convertible Preferred           Pacific Stock Exchange
   Stock, par value $.01 per share        Incorporated

   Securities to be registered pursuant to Section 12(g) of the Act:


                                   N/A
                              --------------
                             (Title of class)


   ITEM 1. Description of Registrant's Securities to be Registered.
           --------------------------------------------------------

             A description of the shares of Common Stock, par value $.10 per share (the "Common Stock"), is included under the section entitled "Description of Common Stock and Class B Common Stock" beginning on page 10 of the prospectus dated March 12, 1996 (relating to Registrant's Registration Statements on Form S-3 (Nos. 33-54755 and 333-00965), as amended) that was filed by Registrant with the Securities and Exchange Commission on June 17, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated herein by this reference.

             A description of the shares of 8.25% Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), is included on the cover page and under the section entitled "Description of Convertible Preferred Stock" beginning on page 28 of the prospectus dated July 8, 1993 (relating to Registrant's Registration Statement on Form S-3 (No. 33-63010), as amended) that was filed by Registrant with the Securities and Exchange Commission on July 9, 1993 pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated herein by this reference.


   ITEM 2. Exhibits.
           ---------

             II. The following exhibits are being filed with the copy of this Form 8-A Registration Statement that is being filed with the Pacific Stock Exchange Incorporated:

             1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Amendment No. 1 dated April 29, 1996, Amendment No. 2 dated May 14, 1996 and Amendment No. 3 dated May 15, 1996.

             2. (a) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.
                 (b) Registrant's Current Reports on Form 8-K dated January
             22, 1996, September 6, 1996, September 18, 1996 and October
             28, 1996.

             3.  Registrant's Proxy Statement dated August 30, 1996.

             4. (a) Registrant's Restated Articles of Incorporation, as amended.
                 (b) Registrant's Revised Bylaws, as amended.
                 (c) Certificate of Determination for the Convertible
             Preferred Stock (included in Exhibit 4(a)).

             5.  (a) Specimen certificate for the Common Stock.
                 (b) Specimen certificate for the Convertible Preferred
             Stock.

             6.  Registrant's 1995 Annual Report.

             7.  (a) Registrant's prospectus dated March 12, 1996.
                 (b) Registrant's prospectus dated July 8, 1993 for the
             Convertible Preferred Stock.


                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

      (Registrant)                  PUBLIC STORAGE, INC.

                                    By:/S/ SARAH HASS
                                       -------------------
                                       Sarah Hass
                                       Vice President

                                       Date:  December 19, 1996